UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

JEWETT-CAMERON TRADING COMPANY LTD.
(Exact name of registrant as specified in its charter)

A1BRITISH COLUMBIA	000-19954	00-0000000
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

32275 N.W. Hillcrest, North Plains, OR 97133
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (503) 647-0110

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JCTC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Jewett-Cameron Trading Company Ltd. (the “Company”) has reached an agreement to sell its surplus seed property to Washington County for a purchase price of $5,900,000.00 (the “Purchase Price). On October 19, 2026, JC USA Inc. (“Seller”), a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Washington County, a political subdivision of the State of Oregon (“Buyer”), providing for the sale of the real property located at 31345 NW Beach Rd., Hillsboro, Washington County, Oregon (the “Property”), for the Purchase Price.

The Buyer will deposit into escrow earnest money of $200,000.00 in the form of a promissory note (the “Note”) that converts to non-refundable cash under certain circumstances and is applied against the Purchase Price. The Note is subject to cancellation and return to Buyer if Buyer terminates the Purchase Agreement prior to expiration of its initial 180-day due diligence period. The Buyer may extend for up to two additional 30-day periods at a cost of $50,000 each (through conversion of the Note), which cash is non-refundable except upon a termination by Buyer as a result of a default by Seller.

Buyer’s obligation to purchase the Property is subject to satisfaction or waiver of certain conditions, including Buyer’s satisfactory completion of its due diligence review of the Property and approval by the Washington County Board of Commissioners, as well as other conditions set forth in the Purchase Agreement.

Closing of the transaction is to occur on a business day mutually agreed by the parties within 15 days after expiration of the inspection periods, subject to a further extension of up to 15 additional days. If Buyer fails to close through no fault of Seller, Seller’s sole remedy is to retain the earnest money as liquidated damages. If Seller fails to close through no fault of Buyer, Buyer’s remedy is either to terminate the Purchase Agreement, receive a refund of the earnest money and be reimbursed for up to $20,000 of its out-of-pocket third-party transaction costs, or to seek specific performance.

In connection with the transaction, a real estate commission equal to an aggregate of 5% of the Purchase Price is payable at closing to the brokers for Buyer and Seller. To the extent of any amounts outstanding under the Company’s credit facility with Northrim Funding Services, the proceeds of any sale of the Property will first go to reduce certain of such amounts outstanding. There are currently no amounts outstanding under the credit facility.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2026.

Item 9.01. Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.

Date: October 23, 2026	By:	/s/ “Chad Summers”
	Name:	Chad Summers
	Title:	President and Chief Executive Officer